As filed with the Securities and Exchange Commission on March 26, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLOT COMMUNICATIONS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Allot Communications Ltd.
22 Hanagar Street
Neve Ne’eman Industrial Zone B
Hod-Hasharon 4051317, Israel
 (Address of Principal Executive Offices)(Zip Code)

 2006 Incentive Compensation Plan
(Full Title of the Plan)

Allot Communications, Inc.
300 TradeCenter, Suite 4680
Woburn, MA 01801-7422
(Name and address of agent for service)

Tel: (781) 939-9300
 (Telephone number, including area code, of agent for service)

Copies to:
Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Rael Kolevsohn, Adv. VP Legal Affairs & General Counsel Allot Communications Ltd. 22 Hanagar Street Hod-Hasharon 4501317, Israel Tel/Fax: +972 (9) 762-8419	Aaron M. Lampert, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv, 67891 Israel Tel: +972 (3) 608-9999 Fax: +972 (3) 608-9855

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Ordinary Shares, par value New Israeli Shekel (“NIS”) 0.10 per share (“Ordinary Shares”)	116,428(2)	$9.21	$1,072,302	$124.60

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the 2006 Incentive Compensation Plan (the “2006 Plan”).

(2)	Represents an automatic increase to the number of shares available for issuance under the 2006 Plan to be granted under the 2006 Plan.

(3)
Calculated in accordance with Rule 457(h)(1) and 457(c) promulgated under the Securities Act, based on the average of the high and low prices (which was $9.34 and $9.07, respectively) of the registrant’s Ordinary Shares on the NASDAQ Global Select Market on March 25, 2015

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 116,428 ordinary shares, par value NIS 0.10 per share (“Ordinary Shares”), of Allot Communications Ltd. (the “Company,” the “Registrant” or “Allot Communications”) issuable pursuant to the Allot Communications Ltd. 2006 Incentive Compensation Plan (the “2006 Plan”).

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-140701), filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2007, as supplemented, amended or superseded by the Registrant’s Registration Statements on Form S-8 (File Nos. 333-149237, 333-159306, 333-165144, 333-172492, 333-180770 , 333-187406 and 333-194833) filed with the SEC on February 14, 2008,  May 18, 2009, March 2, 2010, February 28, 2011, April 17, 2012, March 21, 2013 and March 26, 2014, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below. References to “we”, “our” or “us” below refer to Allot Communications and its consolidated subsidiaries.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)
Our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 26, 2015.

(b)
The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A (File No. 001-33129), filed with the SEC on November 3, 2006, including any subsequent amendment or any report filed for purposes of updating such description.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the SEC that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereunder have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.
Exhibit Number	Exhibit

4.1	Allot Communications Ltd. 2006 Incentive Compensation Plan (1)
4.2	Articles of Association of the Registrant (2)
4.4	Specimen ordinary share certificate of the Registrant (3)
5	Opinion of Goldfarb Seligman & Co. as to the legality of Allot Communications Ltd.’s Ordinary Shares being registered*
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global *
23.2	Consent of Goldfarb Seligman & Co., Israeli counsel to the Registrant (included in Exhibit 5)*
24	Power of Attorney (included on the signature page of this Registration Statement)*

(1)
Previously filed with the Securities and Exchange Commission on March 27, 2014 as Exhibit 4.5 to the Company’s Form 20-F for the year ended December 31, 2013 (File No. 001-33129) and incorporated by reference herein.

(2)
Previously filed with the Securities and Exchange Commission on March 27, 2014 as Exhibit 1.1 to the Company’s Form 20-F for the year ended December 31, 2013 (File No. 001-33129) and incorporated by reference herein.

(3)	Previously filed with the Securities and Exchange Commission on October 31, 2006 as Exhibit 4.1 to the Company’s F-1 Registration Statement (File No. 333-138313) and incorporated by reference herein.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hod-Hasharon, Israel on March 26, 2015.

Allot Communications Ltd.

By:	/s/ Andrei Elefant
Name: Andrei Elefant
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Allot Communications Ltd., a company organized under the laws of the State of Israel, do hereby constitute and appoint Andrei Elefant and Shmuel Arvatz, and each of them severally, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[Signature Page to Follow]

Signature	Title of Capacities	Date
/s/ Andrei Elefant Andrei Elefant	Chief Executive Officer and President (Principal Executive Officer)	March 26, 2015

/s/ Shmuel Arvatz Shmuel Arvatz	Chief Financial Officer (Principal Financial Officer)	March 26, 2015

/s/ Shraga Katz Shraga Katz	Chairman of the Board of Directors	March 26, 2015

/s/ Rami Hadar Rami Hadar	Director	March 26, 2015

/s/ Itzhak Danziger Itzhak Danziger	Director	March 26, 2015

/s/ Nurit Benjamini Nurit Benjamini	Director	March 26, 2015

/s/ Steven D. Levy Steven D. Levy	Director	March 26, 2015

/s/ Miron Kenneth Miron Kenneth	Director	March 26, 2015

/s/Yigal Jacoby Yigal Jacoby	Director	March 26, 2015

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES:

Allot Communications USA, Inc.

By: /s/Andrei Elefant

Andrei Elefant
Title: Director, Allot Communications, Inc.

Date: March 26, 2015

[Signatures to Power Of Attorney to Allot Communications Form S-8 Registration Statement]

EXHIBIT INDEX

Item 8.  Exhibits.
Exhibit Number	Exhibit

4.1	Allot Communications Ltd. 2006 Incentive Compensation Plan (1)
4.2	Articles of Association of the Registrant (2)
4.4	Specimen ordinary share certificate of the Registrant (3)
5	Opinion of Goldfarb Seligman & Co. as to the legality of Allot Communications Ltd.’s Ordinary Shares being registered*
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global *
23.2	Consent of Goldfarb Seligman & Co., Israeli counsel to the Registrant (included in Exhibit 5)*
24	Power of Attorney (included on the signature page of this Registration Statement)*

(1)
Previously filed with the Securities and Exchange Commission on March 27, 2014 as Exhibit 4.5 to the Company’s Form 20-F for the year ended December 31, 2013 (File No. 001-33129) and incorporated by reference herein.

(2)
Previously filed with the Securities and Exchange Commission on March 27, 2014 as Exhibit 1.1 to the Company’s Form 20-F for the year ended December 31, 2013 (File No. 001-33129) and incorporated by reference herein.

(3)	Previously filed with the Securities and Exchange Commission on October 31, 2006 as Exhibit 4.1 to the Company’s F-1 Registration Statement (File No. 333-138313) and incorporated by reference herein.
*	Filed herewith